UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 15, 2015

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York		10286
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

As previously disclosed, the UK Financial Conduct Authority (the “FCA”) has been conducting an investigation into compliance by subsidiaries of The Bank of New York Mellon Corporation (the “Company”), The Bank of New York Mellon, London Branch and The Bank of New York Mellon (International) Limited (the “firms”), with the FCA’s Client Assets Sourcebook (“CASS Rules”), which sets out the regime in the UK for the protection of client interests. On April 15, 2015, the FCA announced that it had entered into a settlement agreement with the firms in which the firms agreed to pay a fine in the amount of £126 million, after reduction for an early stage settlement, and to the issuance of a Final Notice by the FCA for failing to comply with the FCA’s CASS Rules. This amount is fully covered by pre-existing Company legal reserves.

The firms engaged in a remediation process and have put in place a framework of new and improved policies and operational procedures as well as enhanced their specialist resources across many functions to reinforce their compliance with CASS Rules. The firms’ clients suffered no loss as a result of the identified areas of CASS non-compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: April 15, 2015	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Secretary

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